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Exhibit 21

ANNEX II

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Place Organized
Thomas Group Global LLC	Delaware

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  Exhibit 21
ANNEX II SUBSIDIARIES OF THE REGISTRANT